                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            GENERAL HOST CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                               GENERAL HOST LOGO

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                                  MAY 16, 1996
                              9:00 A.M. LOCAL TIME
                                       AT
                         THE SOUTH BEND MARRIOTT HOTEL
                          123 NORTH ST. JOSEPH STREET
                           SOUTH BEND, INDIANA 46601

                               GENERAL HOST LOGO

             METRO CENTER, ONE STATION PLACE, STAMFORD, CONNECTICUT

                            ------------------------

                          NOTICE OF ANNUAL MEETING OF
                            SHAREHOLDERS TO BE HELD
                                  MAY 16, 1996

TO THE SHAREHOLDERS OF GENERAL HOST CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of GENERAL HOST CORPORATION, a New York corporation (the "Company"), will be held at the South Bend Marriott Hotel, 123 North St. Joseph Street, South Bend, Indiana 46601, on Thursday, May 16, 1996, at 9:00 A.M., local time, for the following purposes:

        (1) To elect three directors to hold office until the 1999 Annual Meeting of Shareholders;

        (2) To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 26, 1997;

        (3) To consider and act upon the adoption by the Company of the General Host Corporation 1996 Stock Incentive Plan; and

        (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 1, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By order of the Board of Directors,

                                            J. THEODORE EVERINGHAM,
                                              Secretary
Stamford, Connecticut
April 11, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 1996

     This Proxy Statement is furnished to the shareholders of General Host Corporation, a New York corporation (the "Company" or "General Host") in connection with the solicitation of proxies by or on behalf of the Board of Directors (the "Board") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, May 16, 1996 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and any adjournment(s) thereof.

     The mailing address of the principal executive office of the Company is Metro Center, One Station Place, P.O. Box 10045, Stamford, Connecticut 06904. This Proxy Statement, accompanying proxy card and the Company's 1995 Annual Report to Shareholders are first being sent or given to shareholders on or about April 11, 1996.

                                    PROXIES

     The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. All properly executed proxies timely delivered pursuant to this solicitation, unless previously revoked, will be voted in accordance with the instructions given. If no direction is indicated, the shares represented by the proxy card will be voted for the election of directors and in favor of the other proposals set forth in the Notice. If a shareholder does not return a signed proxy card, those shares so represented cannot be voted by proxy. Proxies delivered pursuant to this solicitation are revocable at the option of the persons who have executed them at any time prior to the exercise thereof.

                 INFORMATION CONCERNING GENERAL HOST SECURITIES

VOTING RIGHTS

     Only shareholders of record at the close of business on April 1, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the shares entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum for all matters to come before the meeting.

     On the Record Date, there were outstanding 22,140,337 shares of Common Stock of the Company, which are the only voting securities outstanding. Except with respect to the election of directors discussed below, each of these shares will be entitled to one vote at the Annual Meeting.

     The Company's directors are divided into three classes. Shareholders have cumulative voting rights in electing directors, and each shareholder has the number of votes equal to the number of shares owned by such shareholder multiplied by the number of directors to be elected in each class. Shareholders may cast all of their votes for a single nominee within a class or distribute them among nominees in such class in any manner they desire. Proxies solicited may be cumulatively voted to the extent that discretionary authority granted to proxy holders permits them to do so.

     Only votes cast with respect to the election of directors and the other proposals will be counted in determining whether a nominee for director has been elected and whether any of the other proposals at the Annual Meeting have been approved. Under New York law, abstentions, broker non-votes and votes withheld are not treated as votes cast at the Annual Meeting and, therefore, will have no effect on the outcome of the matters to be voted on at the Annual Meeting. Votes will be tabulated at the Annual Meeting by one or more inspectors of election appointed by the Board.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best knowledge of the Company, certain information as to the beneficial ownership of the Company's Common Stock as of the Record Date by (i) owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and nominee for director of the Company; (iii) the executive officers (other than directors) named in the Summary Compensation Table; and (iv) all directors and executive officers, as a group. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                   SHARES OF
                                                                 GENERAL HOST
                                                                 COMMON STOCK
                                                        -------------------------------
                                                            AMOUNT             PERCENT
                                                         BENEFICIALLY             OF
                      BENEFICIAL OWNERS                 OWNED(1)(2)(3)         CLASS(%)
         --------------------------------------------   --------------         --------
(i)      Holders Other Than Directors
           Fisher Investments, Inc.
           13100 Skyline Blvd.
           Woodside, CA 94062..........................      1,177,899(4)           5.3
           Gabelli Funds, Inc.
           One Corporate Center
           Rye, NY 10580-1434..........................      3,263,040(5)          13.9
           Pier 1 Imports, Inc.
           301 Commerce Street, Ste 600
           Fort Worth, TX 76102........................      2,138,850(6)           9.7
(ii)     Directors
           Harris J. Ashton
              One Station Place
              P.O. Box 10045
              Stamford, CT 06904.......................      2,065,369(7)           9.1
           C. Whitcomb Alden, Jr.......................        426,110(8)           1.9
           Christopher A. Forster......................         20,799                *
           S. Joseph Fortunato.........................         32,498                *
           Philip B. Harley............................        145,950                *
           Richard W. Haskel...........................         13,318                *
           Edward H. Hoornstra.........................        320,841(9)           1.5
           Charles B. Johnson..........................         40,250(10)            *
           Kelly Ashton Sant Albano....................         90,671(11)            *
(iii)    Executive Officers Other Than Directors
           Robert M. Lovejoy, Jr.......................         56,911                *
           James R. Simpson............................         39,398                *
           Scott A. Hessler............................         82,576(12)            *
           William C. Boyd.............................         37,747                *
(iv)     All Directors And Executive Officers As a
           Group (14 persons)..........................      3,373,438             14.7

- - -------------------------
* Represents holdings of less than one percent.

 (1) Includes the following numbers of shares of Common Stock held as of December 31, 1995 by the trustee of the General Host Profit Sharing and Savings Plan for the benefit of the following persons: Mr. Ashton, 42,261; Mr. Lovejoy, 3,682; Mr. Simpson, 1,853; Mr. Boyd, 3,673; and all directors and executive officers as a group, 51,469.

 (2) Includes the following shares of Common Stock subject to options outstanding and exercisable on or within 60 days after April 1, 1996: Mr. Ashton, 540,000; Mr. Alden, 5,250; Mr. Forster, 5,250; Mr. Fortunato, 21,788; Mr. Harley, 5,250; Mr. Haskel, 5,250; Mr. Hoornstra, 5,250; Mr.
     Johnson, 5,250; Ms. Sant Albano, 5,250; Mr. Hessler, 52,000; Mr. Lovejoy, 32,100; Mr. Simpson, 20,100; Mr. Boyd, 22,000; and all directors and executive officers as a group, 725,738.

 (3) Number of shares does not include the 5% stock dividend payable April 5, 1996 to shareholders of record at the close of business on March 15, 1996.

 (4) Number of shares based on Amendment No. 1 to the Schedule 13G dated February 13, 1996, filed with the Securities and Exchange Commission (the "Commission") by Fisher Investments, Inc.

 (5) Number of shares based on Amendment No. 10 to the Schedule 13D dated December 26, 1995, filed with the Commission by Gabelli Funds, Inc. and GAMCO Investors, Inc. Of these shares, 1,409,029 are receivable by the holders upon conversion of the Company's convertible debentures held by them.

 (6) Number of shares based on Amendment No. 2 to the Schedule 13D dated January 4, 1995, filed with the Commission by Pier 1 Imports, Inc. ("Pier 1"), as adjusted to reflect the 5% stock dividend paid by the Company on April 7, 1995 to shareholders of record on March 17, 1995. These shares are held in escrow for delivery upon the exchange of Pier 1's 8 1/2% exchangeable debentures held by Forest Investment Management L.P., 53 Forest Avenue, Old Greenwich, CT 06870. The debentures may be exchanged for the General Host shares at any time. Pier 1 retains the power to vote the shares.

 (7) Includes 22,496 shares of Common Stock directly owned and 10,627 shares beneficially owned by Mr. Ashton's wife and 33,416 shares of Common Stock owned by a foundation of which Mr. Ashton is an officer. With respect to the foregoing, Mr. Ashton disclaims any beneficial ownership. Also includes 37,728 shares receivable upon conversion of the Company's convertible debentures.

 (8) Includes 387,597 shares of Common Stock, as of January 31, 1996, owned by a pension trust of which Mr. Alden is trustee, which is maintained by the Company and one of its subsidiaries.

 (9) Includes 315,591 shares held under an Intervivos Trust Agreement dated March 29, 1995, pursuant to which Mr. Hoornstra is grantor and trustee with the sole right to revoke the trust.

(10) Includes 10,627 shares receivable upon conversion of the Company's convertible debentures.

(11) Includes 10,627 shares receivable upon conversion of the Company's convertible debentures and 3,780 shares held as custodian for her son.

(12) Includes 1,063 shares receivable upon conversion of the Company's convertible debentures.

                            1. ELECTION OF DIRECTORS

     Under the Company's Restated Certificate of Incorporation and By-Laws, its directors are divided into three classes, each class to be elected at successive annual meetings of shareholders for terms of three years. The three directors whose terms will expire at the Annual Meeting are Harris J. Ashton, Christopher
A. Forster and S. Joseph Fortunato. Each of these individuals has been nominated by the Board to stand for re-election as director at the Annual Meeting to hold office until the 1999 Annual Meeting and until his successor is duly elected and qualified or until his earlier resignation or removal.

     All of the nominees have indicated a willingness to serve as directors, but in the event any nominee should become unavailable to serve as a director at the time of the Annual Meeting, an event which the Board does not expect, the Board will nominate a different person, and the proxies named on the enclosed proxy card will vote for the election of such nominee.

     Section 13 of the Company's By-Laws requires that advance notification of nominations of directors by shareholders be given to the Secretary of the Company not less than 30 days nor more than 60 days prior to the date of any meeting of shareholders held for the purpose of electing directors, unless shareholders are given less than 35 days notice of such meeting in which case shareholder nominations would be permissible up to 7 days after notice of the meeting is mailed by the Company. In addition, the notice of nomination must set forth certain information regarding any nominee who is not an incumbent director, including his or her name, address and principal occupation, the number of shares of stock of the Company beneficially owned by such nominee and the nominating shareholder and any other information required to be disclosed about nominees in proxy solicitations pursuant to Schedule 14A under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule, and the notice must be accompanied by the written consent of the proposed nominee to serve as director. Nominations which are determined by the chairman of the meeting of shareholders not to have been made in accordance with the procedure established by Section 13 will be disregarded. The foregoing summary of Section 13 is qualified in its entirety by reference to the complete text of Section 13.

     Based on this provision and the dates of mailing of this Notice and the Annual Meeting, any nominations by shareholders for directors, together with the other required information and consents, should be delivered to the Secretary of the Company by April 16, 1996.

     If a quorum is present at the Annual Meeting, the election of directors will require the affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH NOMINEES.

INFORMATION ON NOMINEES AND INCUMBENT DIRECTORS

     The following information relates to the nominees named above and to the other directors of the Company whose terms will continue after the Annual Meeting.

                                                                            SERVED AS
                                 NAME                                     DIRECTOR SINCE    AGE
- - -----------------------------------------------------------------------   --------------    ---
Nominees for Term Expiring 1999
Harris J. Ashton.......................................................   May 1965          63
Christopher A. Forster.................................................   March 1974        63
S. Joseph Fortunato....................................................   April 1993        63
Incumbent Directors -- Term Expiring 1997
Edward H. Hoornstra....................................................   June 1970         74
Charles B. Johnson.....................................................   September 1969    63
Kelly Ashton Sant Albano...............................................   December 1994     31
Incumbent Directors -- Term Expiring 1998
C. Whitcomb Alden, Jr..................................................   May 1965          80
Philip B. Harley.......................................................   March 1973        77
Richard W. Haskel......................................................   February 1981     62

     Mr. Ashton has been principally employed for more than the past five years as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Ashton is a director or trustee of numerous Franklin/Templeton mutual funds. He is also a director of RBC Holdings (USA) Inc., a wholly-owned subsidiary of The Royal Bank of Canada. Mr. Ashton is the father of Ms. Sant Albano.

     Mr. Forster retired as a Managing Director of Marsh & McLennan, Incorporated, an insurance broker, on July 1, 1993, a position he held for more than the past five years.

     Mr. Fortunato has been a partner of the law firm of Pitney, Hardin, Kipp & Szuch for more than the past five years. He is also a director or trustee of numerous Franklin/Templeton mutual funds.

     Mr. Harley, a private investor, retired from the boards of numerous mutual funds of the Keystone Group, Inc. on December 31, 1994, positions he held for more than the past five years.

     Mr. Haskel has been President of Haskel Enterprises, Inc. (d/b/a the Delphos Group), a consulting company involved in management consulting and acquisitions, for more than the past five years. Prior to June 1, 1995, Mr. Haskel had been affiliated with the business brokerage firm of Country Business, Inc. for more than the past five years.

     Mr. Hoornstra has been President of Del-Tem Investment Corporation, a closely held investment and real estate management company, for more than the past five years. Mr. Hoornstra was Vice Chairman of the Board of the Company and President of its Specialty Retailing Group for more than five years prior to his retirement in December 1986.

     Mr. Johnson has been President and a director of Franklin Resources, Inc., a financial holding company, and President of Franklin Distributors, Inc., a mutual fund management company, for more than the past five years. He is also President and a trustee of Franklin Tax-Free Trust, and a director or trustee of numerous Franklin/Templeton mutual funds.

     Ms. Sant Albano received a B.A. degree from Yale University and an M.B.A. degree from Harvard Business School. She completed the Macy's executive training program and worked in both store-line and management positions at Macy's prior to 1990 and at Bloomingdale's from June 1992 to June 1993. Since 1993, Ms. Sant Albano has been a private investor.

BOARD COMMITTEES AND MEETINGS

     Executive Committee -- This Committee, which exercises, to the extent permitted by New York law, all of the powers of the Board during the intervals between Board meetings, consists of Harris J. Ashton (Chair), Richard W. Haskel and Charles B. Johnson. During fiscal 1995, the Executive Committee held no meetings.

     Audit Committee -- This Committee, which monitors the activities of the Company's auditors and reports on such activities to the Board, consists of Charles B. Johnson (Chair), Richard W. Haskel and Kelly Ashton Sant Albano. During fiscal 1995, the Audit Committee held two meetings.

     Compensation Committee -- This Committee, which evaluates and approves the compensation of executive officers and members of management of the Company and has overall responsibility for the Company's compensation policies, consists of Philip B. Harley (Chair), C. Whitcomb Alden, Jr. and Christopher A. Forster. During fiscal 1995, the Compensation Committee held three meetings.

     The Board has no nominating committee.

     The Board held six meetings during fiscal 1995. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which the director served, except for Mr. Hoornstra who attended 66.7% of the aggregate number of meetings.

COMPENSATION OF DIRECTORS

     Each of the non-management directors of the Company receives fees of $30,000 per annum and $750 for each Board and committee meeting attended. During fiscal 1995, there were six meetings of the Board and a total of five meetings of its committees. The directors also participate in benefit programs generally available to Company employees.

     Upon reaching age seventy-five or after ten years of service as a director, whichever occurs earlier, each nonmanagement director becomes eligible to retire from the Board and, at the discretion of the Board, receive an annual retainer fee equal to the then annual director's fee being paid on his or her retirement date for a number of years equal to the number of years served as a director. In order to be eligible for this retainer, each director must agree to be available to provide services to the Company on a basis to be mutually determined by the director and the Executive Committee. Payment of the retainer is suspended for any director who continues to be affiliated with the Company in any capacity and receives payment for services performed for the Company.

     In fiscal year 1994, under the Company's 1994 Non-Employee Directors Stock Option Plan (the "Director's Plan"), adopted in 1994 and approved by the shareholders in 1995, the Company granted an option to each of the non-employee directors to purchase 25,000 shares of Common Stock, subject to certain adjustments contemplated under the Director's Plan. Upon initial appointment or election to the Board, each non-employee director shall receive and be granted an option to purchase 25,000 such shares, 20% of which will be exercisable on the date of grant and an additional 20% of which will be become exercisable on each grant anniversary date. The Director's Plan contemplates a single grant to each non-employee director. No options were granted under the Director's Plan in fiscal year 1995.

              DIRECTORS' AND OFFICERS' LIABILITY INSURANCE POLICY

     The Company maintains $17.5 million of insurance providing payment either to the Company for indemnification given its directors or officers, or directly to its directors and officers, for certain liabilities which the Company's directors and officers may incur in their respective capacities. The insurance policy which expired April 1, 1996 was issued by National Union Fire Insurance Company. The premium paid under that policy in fiscal 1995 was $280,000. The insurance policy extending from April 1, 1996 to April 1, 1997 was issued by National Union Fire Insurance Company and covers all directors and officers of the Company and its subsidiaries. The premium for the 1996 policy year is $275,000. No claims have been paid under either policy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended January 30, 1994 (fiscal year 1993) January 29, 1995 (fiscal year 1994) and January 28, 1996 (fiscal year 1995) for those persons who were, at January 28, 1996, (i) the Chief Executive Officer ("CEO") and (ii) the other four most highly compensated executive officers of the Company (the CEO and the four most highly compensated officers will be referred to collectively as the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                                 ANNUAL                               LONG-TERM
                                              COMPENSATION                           COMPENSATION
                               -------------------------------------------    --------------------------
                                                                                       AWARDS
                                                                              --------------------------
        NAME                                                                                  SECURITIES
        AND                                                     OTHER          RESTRICTED     UNDERLYING             ALL
     PRINCIPAL       FISCAL                                    ANNUAL            STOCK         OPTIONS/             OTHER
      POSITION        YEAR     SALARY($)    BONUS($)(1)    COMPENSATION($)    AWARDS($)(2)     SARS(#)      COMPENSATION($)(3)(4)
- - -------------------- ------    ---------    -----------    ---------------    ------------    ----------    ---------------------
Harris J. Ashton,      1995      824,787          -0-               --              -0-         540,000            109,218(5)
  Chairman of the
    Board,             1994      754,890      260,000               --              -0-             -0-             97,403
  President and CEO    1993      754,890          -0-               --              -0-             -0-            147,900
Robert M. Lovejoy,
  Jr.,                 1995      182,774          -0-               --              -0-           3,000                423
  Vice President and   1994      182,774       50,000               --            6,375             -0-              1,933
  Treasurer            1993      182,774          -0-               --              -0-           7,500                514
James R. Simpson,      1995      166,774          -0-               --              -0-           3,000                384
  Vice President and   1994      166,774       50,000               --            6,375             -0-              1,899
  Controller           1993      164,370          -0-               --              -0-           7,500                455
Scott A. Hessler,(6)   1995      310,014          -0-               --              -0-          10,000                734
  President and COO
    --                 1994      211,933       80,000          160,187(7)           -0-         100,000                459
  Frank's Nursery &
  Crafts, Inc.
William C. Boyd,       1995      163,000          -0-               --              -0-             -0-                399
  Executive Vice
    President --       1994      163,000       10,000               --            6,375             -0-              1,906
  Frank's Nursery &    1993      161,096          -0-               --              -0-          10,000                473
  Crafts, Inc.

- - -------------------------
(1) Amounts earned under the Executive Compensation Plan of the Company or Frank's Nursery & Crafts, Inc., the wholly-owned subsidiary of the Company ("Frank's"), for services rendered in the respective fiscal years.

(2) The shares awarded vested on January 28, 1996.

(3) Includes the Company's contribution for fiscal year 1994 of 215 shares of Common Stock to each of Mr. Ashton, Mr. Lovejoy, Mr. Simpson and Mr. Boyd under the General Host Profit Sharing and Savings Plan with an approximate value of $1,461.

(4) Includes the portion of the insurance premiums paid by the Company on behalf of the Named Officers for term life insurance in the following amounts in fiscal years 1995, 1994 and 1993, respectively: Mr. Ashton, $16,585, $2,061, $2,242; Mr. Lovejoy, $423, $472, $514; Mr. Simpson, $384, $438, $455; Mr.
    Hessler, $734 (1995), $459 (1994); and Mr. Boyd, $399, $445, $473.

(5) Of this amount, $3,459 represents the portion of the premiums paid by the Company during fiscal year 1995 on the life insurance policies described on page 18 of this Proxy Statement that was deemed to purchase term protection and $89,174 represents the value of the benefit to Mr. Ashton, projected on an actuarial basis based on the life expectancy of Mr. and Mrs. Ashton, of the remainder of such premiums.

(6) Mr. Hessler became President and Chief Operating Officer of Frank's on May 23, 1994.

(7) Of this amount, $160,090 represents relocation expenses paid to or on behalf of Mr. Hessler.

OPTION GRANTS

     The table below sets forth certain information regarding grants of stock options pursuant to the Company's Amended and Restated 1986 Stock Incentive Plan (the "1986 Plan") during the fiscal year ended January 28, 1996 to the Named Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                INDIVIDUAL GRANTS
- - ----------------------------------------------------------------------------------      POTENTIAL REALIZABLE
                                          % OF TOTAL                                      VALUE AT ASSUMED
                          NUMBER OF      OPTIONS/SARS                                   ANNUAL RATES OF STOCK
                          SECURITIES      GRANTED TO                                    PRICE APPRECIATION FOR
                          UNDERLYING     EMPLOYEES IN    EXERCISE OR                     OPTION TERM($)(5)
                         OPTIONS/SARS    FISCAL 1995     BASE PRICE     EXPIRATION      ----------------------
         NAME            GRANTED(#)(1)      (%)(3)         ($/SH)          DATE            5%         10%
- - ----------------------   ------------    ------------    -----------    ----------      --------    --------
Harris J. Ashton......      540,000          87.1            3.75         4/23/02(4)    $306,086    $694,405(6)
Robert M. Lovejoy,
  Jr..................        3,000(2)        0.5            7.25          6/8/00       $  6,009    $ 13,279
James R. Simpson......        3,000(2)        0.5            7.25          6/8/00       $  6,009    $ 13,279
Scott A. Hessler......       10,000(2)        1.6            7.25          6/8/00       $ 20,030    $ 44,262
William C Boyd........          -0-            --              --              --             --          --

- - -------------------------
(1) The relevant Stock Option Agreements provide that shares may be paid for by delivery of a promissory note bearing interest at a rate determined by the Compensation Committee and repayable on such terms as the Compensation Committee may from time to time determine. Upon receipt of notice of exercise of an option, the Compensation Committee may, in lieu of delivering shares, make an appreciation distribution in cash equal to the difference between the option price and the fair market value of the stock on the date notice of exercise is received multiplied by the number of shares for which the option is exercised. The Compensation Committee may authorize a tax loan in an amount equal to the federal, state and local taxes that may be due as a result of the option or SAR exercise. If a change of control (as defined in the 1986 Plan) occurs prior to the date the options become exercisable, the options become exercisable thirty days after such event unless otherwise directed by a majority of the Board.

(2) The option was granted at an option price per share equal to the mean between the high and low sales prices of the Company's Common Stock on the New York Stock Exchange -- Composite Transactions Index on the date of grant, was immediately exercisable as to 20% of the shares, will become exercisable as to an additional 20% of the shares on each anniversary of the date of grant and has a five-year term.

(3) The Company granted options representing a total of 620,250 shares to employees in fiscal year 1995.

(4)  The option shall expire as to 300,000 shares on December 2, 1996.

(5) The dollar amounts are the result of calculations at the 5% and 10% rates set by the Commission, and are not intended to forecast any possible future appreciation, if any, of the Company's stock price.

(6) The potential realizable values reflected are calculated with respect to the option to purchase 240,000 shares expiring April 23, 2002. The potential realizable values for the option to purchase 300,000 shares expiring December 2, 1996 are $56,250 at 5% and $112,500 at 10%.

OPTION EXERCISES/YEAR-END VALUES

     The following table sets forth information with respect to the unexercised options and/or SARs to purchase the Company's Common Stock granted in fiscal 1995 and prior years to the Named Officers and held by them as of January 28, 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING
                                                                          UNEXERCISED                 VALUE OF
                                                                        OPTIONS/SARS AT              UNEXERCISED
                                       SHARES                           FISCAL YEAR-END             IN-THE-MONEY
                                      ACQUIRED       VALUE                    (#)                  OPTIONS/SARS AT
                                     ON EXERCISE    REALIZED    -------------------------------    FISCAL YEAR-END
               NAME                      (#)         ($)(1)     EXERCISABLE(2)    UNEXERCISABLE        ($)(3)
- - ----------------------------------   -----------    --------    --------------    -------------    ---------------
Harris J. Ashton..................         -0-          -0-         540,000              -0-             -0-
Robert M. Lovejoy, Jr.............         -0-          -0-          32,100            2,400             -0-
James R. Simpson..................         -0-          -0-          20,100            2,400             -0-
Scott A. Hessler..................      10,000       14,125          32,000           68,000             -0-
William C. Boyd...................         -0-          -0-          22,000              -0-             -0-

- - -------------------------
(1) The value realized is based upon the difference between the exercise price and the average of the high and low prices on the New York Stock Exchange -- Composite Transactions Index of the Company's Common Stock on the date of exercise.

(2) All of these options are deemed exercisable. However, Mr. Lovejoy and Mr. Simpson each hold options for 7,500 shares and Mr. Boyd holds options for 10,000 shares, which options may be exercised only after the closing price of the Company's Common Stock reaches $12.635 per share, as adjusted for the 1994 and 1995 stock dividends, and such closing price remains at or above $12.635 per share for ten consecutive business days.

(3) The average of the high and low prices on the New York Stock Exchange -- Composite Transactions Index of the Company's Common Stock on January 26, 1996 ($3.75/share) was less than or equal to the exercise prices of the options and SARs.

REPRICED OPTIONS

     The following table provides information concerning repricing of options and SARs held by the Named Officers during the last ten completed fiscal years.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                       NUMBER OF                                                     LENGTH OF
                                       SECURITIES        MARKET         EXERCISE                      ORIGINAL
                                       UNDERLYING       PRICE OF        PRICE AT                    OPTION TERM
                                      OPTIONS/SARS      STOCK AT        TIME OF         NEW         REMAINING AT
                                      REPRICED OR     REPRICING OR    REPRICING OR    EXERCISE          DATE
                                        AMENDED        AMENDMENT       AMENDMENT       PRICE      OF REPRICING OR
          NAME              DATE          (#)             ($)             ($)           ($)          AMENDMENT
- - ------------------------   -------    ------------    ------------    ------------    --------    ----------------
Harris J. Ashton........    3/1/89       300,000          8.563          13.6875        8.563      7 yrs.,  9 mos.
  Chairman of the Board,   1/25/96       300,000(1)        3.75             7.73(2)      3.75              11 mos.
  President and CEO        1/25/96       240,000(1)        3.75             7.45(3)      3.75      6 yrs.,  3 mos.

- - -------------------------
(1) On January 25, 1996, the Compensation Committee voted to cancel Mr. Ashton's options to purchase 300,000 shares and 240,000 shares and to concurrently grant to Mr. Ashton a new non-qualified option to purchase 540,000 shares of the Company's Common Stock.

(2) The option to purchase 300,000 shares had an original exercise price of $8.563 per share, which was adjusted to $7.73 in April, 1995 to account for the 5% stock dividends paid by the Company in 1994 and 1995.

(3) The option to purchase 240,000 shares had an original exercise price of $8.25 per share, which was adjusted to $7.45 in April, 1995 to account for the 5% stock dividends paid by the Company in 1994 and 1995.

CEO RETIREMENT BENEFIT

     Under the terms of his employment contract, Mr. Ashton is entitled to a retirement benefit as of January 1, 1998, when he will be 65, or, if earlier, upon his termination of employment with the Company for any reason in an amount equal to (i) the then-discounted present value, determined by using a discount rate of 6% per year and the 1971 Group Annuity Table, of a monthly benefit (payable for life) equal to 3% of his average monthly cash salary during the last 36 months of his employment multiplied by the number of years of his service to the Company, less (ii) $3,442,302, representing amounts previously paid to Mr. Ashton on account of such retirement benefit, plus imputed after-tax earnings thereon. Mr. Ashton has been employed by the Company for thirty years and ten months and his average monthly cash salary during the last three fiscal years was $64,849.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND
                          REPRICING OF CERTAIN OPTIONS

COMPENSATION POLICIES

     The Compensation Committee (the "Committee"), which is comprised of three non-employee directors, is responsible for guiding the Company and Frank's Nursery & Crafts, Inc., the Company's wholly-owned operating subsidiary ("Frank's"), in the development and implementation of the Company's compensation policies, plans and programs. The Company's policies, plans and programs are designed to align levels of compensation with the Company's performance, reward achievement of individual goals, and attract, motivate and retain high performing executives.

     In connection with its responsibility to guide the Company's policies, plans and programs, the Committee approves the annual compensation of the Company's executive officers and other members of management, which consists primarily of base salary, bonus, stock options, restricted stock grants and SARs. The Committee also approves, on an annual basis, the terms of the General Host Executive Compensation Program (the "Program") and the terms of the Frank's Executive Compensation Program (the "Frank's Program").

     The Committee also has the authority to award stock options, restricted stock and SARs to certain officers and key employees of the Company and Frank's pursuant to the terms of the Amended and Restated General Host Corporation 1986 Stock Incentive Plan (the "1986 Plan") and the General Host Corporation 1996 Stock Incentive Plan (the "1996 Plan"), subject to approval by the shareholders of the 1996 Plan at the Annual Meeting (the 1986 Plan and the 1996 Plan together are referred to herein as the "Plan").

     The intended purposes of the Program, the Frank's Program and the Plan are to: (a) promote the interests of the Company and its shareholders by attracting and retaining officers and other key employees of exceptional ability; (b) maximize the Company's long-term success and investment return to shareholders;
(c) provide officers and key employees important to the Company's sustained growth with a proprietary interest and greater incentive to contribute to the success of the Company through ownership of Company shares; and (d) provide long-term incentive opportunities for officers and other key employees which are competitive with those offered by other corporations in the business and geographic areas the Company operates.

     In order to further align the interests of the Company's officers with the interests of the Company's other shareholders, the Committee adopted and implemented the General Host Executive Stock Ownership Policy in January, 1994. The policy requires officers of the Company and Frank's who serve in the capacity of Vice President or above to achieve a minimum ownership target of the Company's Common Stock within five years from the date of initial participation. The target for the CEO and Mr. Hessler is three times salary, the target for Mr. Boyd is two times salary, and the target for the others is one times salary.

ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

Base Salaries

     The Company maintains salary grades and ranges for its executive officers based on the practices of other companies with revenues and operating characteristics similar to those of the Company and Frank's, geographic criteria and responsibility level. Using the salary grades and ranges as a guideline, the Company establishes salaries at levels necessary to attract and retain talented executive officers and other key employees.

The Committee's approval of salary increases for executive officers depends on the Company's performance in the prior fiscal year, achievement of individual, non-financial objectives, overall personal performance and placement in the salary grade. The Committee gives no pre-determined weight to the achievement of the non-financial objectives established by the executive officers annually, as discussed below, when considering salary increases.

     The executive officers received no salary increases in 1995. In February, 1996, the Company initiated a salary freeze pursuant to which the salaries of executive officers will remain the same until profitability improves.

Bonuses

     The Program provides that the executive officers of the Company are eligible to receive bonus payments based on the achievement of corporate profit objectives and specific individual objectives. The profit objectives contained in the Program are based on net income per share of the Company for the fiscal year, as established by the Committee at the beginning of each fiscal year. The individual, non-financial objectives consist of four or five major goals that are individually tailored to each function performed by the executive officers and incorporate the contribution of that individual's department into the overall objectives of the Company. In addition, if the Company achieves a certain "corporate target result" established by the CEO and approved by the Committee in the beginning of each fiscal year, bonuses otherwise earned are increased. At the discretion of the Company, bonuses paid under the Program may be paid in shares of Common Stock of the Company.

     The total bonus payment for Mr. Hessler, as President of Frank's, may not exceed 60% of his base salary, while the total bonus payments for each of the other executive officers may not exceed 48% of their base salaries. Certain restrictions on payments of bonuses exist if the Company does not pay dividends (cash or stock) on its Common Stock or if the Company would report a loss for the applicable fiscal year due to the payment of a bonus. If profit targets are not attained, a reasonable and appropriate bonus may be awarded by the Committee to an individual whose performance was otherwise outstanding.

     Pursuant to the terms of the Frank's Program, certain executive officers of Frank's and other selected management of Frank's are eligible to receive bonuses ranging from 3% to 48% of their base salaries based on the achievement of predetermined levels of operating income and on specific individual objectives as predetermined by the individual's immediate superior and approved by the CEO. The Committee approves the Frank's Program and the levels of operating income at the beginning of each fiscal year. The Frank's Program contains the same general restrictions and features as the Program. Furthermore, at the discretion of the Company, bonuses paid under the Frank's Program may be paid in shares of Common Stock of the Company.

     Although the Committee has the authority to waive performance or profitability criteria under the Program and Frank's Program when awarding salary increases or when granting bonuses, it did not do so, and the executive officers earned no bonuses for services rendered in fiscal 1995.

Options and Restricted Stock

     The Committee grants options under the Plan to executive officers of the Company's and Frank's based on the following considerations: (a) the position and responsibilities of the person being considered; (b) the nature of the services and the accomplishments of the individual; (c) the value to the Company of the services; (d) the individual's present and potential contributions to the success of the Company; and (e) such other factors as the Committee deems relevant to accomplishing the purposes of the Plan, including the value of options currently held by the individual. The purchase price of the Common Stock underlying an option shall not be less than the fair market value of the Common Stock on the day the option is granted. Options granted under the Plan vest in varying percentages over five years from the date of grant. Payment for option shares may be made in (a) cash; (b) Common Stock; (c) a combination of both; or (d) at the discretion of the Committee, on a case by case basis, by promissory notes. In fiscal 1995, the Committee awarded non-qualified stock options to the following executive officers to purchase the following amounts of the Company's Common Stock: Mr. Hessler, 10,000; Mr. Lovejoy, 3,000; Mr. Simpson, 3,000; Mr. Everingham, 5,000 (in connection with the commencement of his employment by the Company in July 1995).

     In 1995, the Committee resolved to adjust the exercise prices of all outstanding options under the 1986 Plan and its predecessor to reflect the payment by the Company of 5% stock dividends on shares of its Common Stock in fiscal years 1994 and 1995.

     During fiscal year 1994, the Committee awarded each of the executive officers who were affected by the December, 1993 salary freeze 1,000 shares of restricted stock under the 1986 Plan, which restricted stock vested on January 28, 1996.

CEO COMPENSATION

     The CEO is subject to an employment contract commencing January 1, 1992 and expiring on December 31, 1997. The terms of the employment contract are set forth beginning on page 16 of this Proxy Statement.

     In 1995, upon the elimination of the salary freeze in 1994, the base salary of the CEO was automatically increased to the 1995 base salary established by the terms of his employment contract. Notwithstanding the fact that his contract provides for a salary increase effective January 1, 1996, the CEO has agreed to freeze his salary, except for purposes of computing his retirement benefit, until profitability improves.

     In January of each year for the following fiscal year, the Committee develops and measures the CEO's non-financial objectives under the Program to determine his eligibility for bonus payments. The CEO is eligible to receive a bonus payment not to exceed 60% of salary based on the combination of Company and individual objectives described above relative to the Program. The CEO was not awarded a bonus under the Program for services rendered in fiscal year 1995.

     Under the terms of his employment contract, the CEO is entitled to receive a stock gain award as an additional incentive to the CEO to concentrate on taking all necessary measures to enhance shareholder value. The CEO did not receive a stock gain award for 1995.

     The retirement benefit, which is discussed on page 11 of this Proxy Statement, was granted to the CEO by the Company in recognition of what will be, at the expiration of his current employment contract, 32 years in senior management, including 28 years as Chief Executive Officer of the Company.

OPTION REPRICING

     On January 25, 1996, the Committee granted to the CEO an option to purchase 540,000 shares of the Company's Common Stock at an exercise price of $3.75 per share upon cancellation of his options to purchase (i) 300,000 shares at an original exercise price of $8.563 per share, which was adjusted to $7.73 in April, 1995 to account for the 5% stock dividends paid by the Company in 1994 and 1995, and (ii) 240,000 shares at an original exercise price of $8.25 per share, which was adjusted to $7.45 in April, 1995 to account for such stock dividends. The exercise price per share for the new option is equal to the average of the highest and lowest selling prices of one share of the Company's Common Stock on the New York Stock Exchange -- Composite Transactions Index on the date of grant. The Committee intended that the repricing of these options would provide the CEO with an incentive to exercise the options for at least the 300,000 shares which expire before the end of 1996, thereby increasing his stake in the Company and its future.

INTERNAL REVENUE CODE SECTION 162(M)

     The Board intends to generally ensure that compensation expenses are deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the corporate tax deduction for compensation, other than qualifying performance-based compensation, paid to certain executive officers to $1 million. Based on the Company's compensation history, it is probable that the restrictions contained in Section 162(m) will only affect the deductibility of the CEO's compensation. According to Section 162(m), compensation payable pursuant to a written contract in effect prior to February 17, 1993, which has not been materially modified after that date, is exempt from the $1 million deduction limit. The CEO's employment contract was entered into prior to that date and, therefore, compensation payable pursuant to the employment contract will be exempt from Section 162(m) until termination of the contract in 1997 or until the contract is materially modified.

                                          Philip B. Harley (Chair)
                                          C. Whitcomb Alden, Jr.
                                          Christopher A. Forster

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the Company's 1995 fiscal year, Mr. Harley (Chair), Mr. Alden and Mr. Forster were the members of the Company's Compensation Committee.

     During fiscal year 1992, Mr. Alden exercised an option for 15,000 shares and elected to defer the purchase price of the option, as provided by the terms of the Company's Directors' Stock Option Plan then in effect. Mr. Alden executed a promissory note in the amount of $109,650 due five years from the date of execution with interest at the rate of 6% per annum. Mr. Alden also elected to borrow from the Company, on the same terms as noted above, an amount equal to his tax liability as a result of the exercise, as provided by such plan. The largest aggregate amount outstanding with regard to Mr. Alden's indebtedness to the Company during fiscal year 1995 was $123,650. As of April 1, 1996, the amount of indebtedness outstanding under Mr. Alden's notes was $123,650.

     During fiscal year 1995, Mr. Alden served as trustee of a pension trust maintained by the Company and one of its subsidiaries. Mr. Alden received a total of $27,000 in 1995 in compensation from this trust for serving in this capacity.

                               PERFORMANCE GRAPH

     The following graph and table compare the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard and Poor's Retail Stores Composite Index ("S&P Retail") and the Standard and Poor's 500 Stock Index ("S&P 500") for the period of five fiscal years ending January 28, 1996 assuming the reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                     COMPARISON OF FIVE YEAR TOTAL RETURNS
                       GENERAL HOST, S&P RETAIL, S&P 500

                                                  S&P RETAIL
      MEASUREMENT PERIOD         GENERAL HOST     STORES COM-     S&P 500 IN-
    (FISCAL YEAR COVERED)         CORPORATION       POSITE            DEX
1990                                    100.00          100.00          100.00
1991                                    142.43          152.11          127.57
1992                                    176.13          178.30          138.78
1993                                    128.73          172.22          155.62
1994                                    102.01          160.10          157.42
1995                                     77.65          170.67          206.34

 * Source: Standard & Poor's Compustat Services, Inc. 1/27/91=100

** Source: Standard & Poor's Corporation. Years ended January.

                   EMPLOYMENT CONTRACT AND OTHER ARRANGEMENTS

CEO EMPLOYMENT CONTRACT

     The Company entered into an employment contract with Mr. Ashton, commencing January 1, 1992 and continuing until December 31, 1997, pursuant to which Mr. Ashton will be employed as Chairman and Chief Executive Officer of the Company.

     The employment contract provides that Mr. Ashton receive a minimum base salary of $832,266 for calendar year 1995, with increases of five percent per year thereafter during the term of the contract. If Mr. Ashton becomes permanently disabled, dies or his employment is terminated by the Company during the term of the contract, the Company shall pay him or his estate his base salary through the date of termination or, in the event of death or disability, through the end of the month in which the death or disability occurs. He also will receive a lump sum payment in cash equal to the discounted present value of 50% (100% in the event of termination without cause) of the base salary he would have received through the end of the contract, or if greater, for the twenty-four months following his termination, death or disability (in which case Mr. Ashton's final base salary under the contract would be continued for any part of the twenty-four month period occurring after December 31, 1997). Under the contract, Mr. Ashton may elect to deem his employment terminated without cause in the event of a change in control (as defined in the contract) of the Company or a change in any of the material terms and conditions of his employment.

     In the event of voluntary termination by Mr. Ashton, he will be entitled to receive his base salary through the date of termination plus a lump sum payment in cash equal to the base salary he would have received under the contract for a period of 12 months following the date of his termination, but not beyond the expiration date of the contract.

     Upon expiration of the contract or cessation of Mr. Ashton's employment for any reason, he will be entitled to receive a retirement benefit as described on page 11 of this Proxy Statement.

     Under the contract, Mr. Ashton is entitled to participate in the Company's incentive compensation plans and programs generally available to the Company's senior executives, and upon execution of the contract was granted an option to purchase 300,000 shares of the Company's Common Stock. Mr. Ashton is also entitled to receive a stock gain award determined at the end of each calendar year based on the excess of the average of the weekly closing prices for the Company's Common Stock for the year over the greater of (i) $7.50 (representing the average of the weekly closing price for 1991) increased by 4% each year and
(ii) the average of the weekly closing prices for the last year for which a stock gain award was paid. The excess, if any, is then multiplied by the product of 2% and the average number of shares outstanding for the applicable year.

     During the term of the contract, Mr. Ashton is entitled to participate in all employee benefit programs and shall be reimbursed for any medical or dental expenses incurred by him or any members of his immediate family under the age of 26 or living at home, to the extent not otherwise paid under Company sponsored plans or programs. Mr. Ashton and his wife are also entitled to fully paid medical benefits, consistent with those paid under the contract, for the rest of their lives.

     Mr. Ashton is entitled under the contract to indemnification consistent with Section 26 of the By-Laws as in effect on the date of execution of the contract.

     If any payments to be made to Mr. Ashton under this contract are subject to an excise tax, the Company shall pay Mr. Ashton an additional amount which, after income taxes, equals such excise tax.

OTHER ARRANGEMENTS

     In the event the Company terminates Mr. Hessler's employment without cause, Mr. Hessler will be entitled to a severance payment equal to one year's salary and the continuation of certain of his benefits.

     In the event of a change in control of the Company (as defined in the applicable plans), unless otherwise directed by resolution of the Board, (1) within 30 days after such event, all of the outstanding options and SARs under the Plan shall become exercisable and any restrictions on outstanding shares of restricted stock under the Plan shall lapse, and (2) all of the outstanding options under the Director's Plan shall become exercisable.

     In November, 1989, the Company and a trust established for the benefit of Mr. and Mrs. Ashton's beneficiaries entered into an agreement pursuant to which the Company will pay the premiums for two survivorship life insurance policies on the lives of Mr. and Mrs. Ashton. Benefits become payable when both have died, and the Company will have an interest in the death benefits equal to the amount it has paid for these policy premiums. The Company will continue to make annual premium payments until the earliest of: (1) the deaths of both Mr. and Mrs. Ashton; (2) the Company shall have made 12 payments of the full annual cash premiums; (3) the Company shall have paid an aggregate of $1,500,000 for premiums; or (4) the premium payment next due after the year in which premiums may be paid in full from the sum available from dividends or other sums generated by the policies. The premium payment for these policies for fiscal 1995 was $113,472.

                          CERTAIN RELATED TRANSACTIONS

     The Company and Frank's have loaned money to certain key employees of the Company for the purpose of enabling them to purchase shares of the Company's Common Stock or, in certain cases, debentures. These loans, approved by the Compensation Committee, are evidenced by interest-only promissory notes payable in lump sum payments five years from the dates made and bearing interest at the rate of 6% per annum. The executive officers, other than Mr. Ashton, who is discussed below, have such loans outstanding as of April 1, 1996 in the following principal amounts, which are also the largest aggregate amounts outstanding during fiscal 1995: Robert M. Lovejoy, Jr., $151,614; James R. Simpson, $90,351; Scott A. Hessler, $55,629 and William C. Boyd, $44,744. In August, 1995, the Compensation Committee extended by five years the terms of a loan to Mr. Boyd in the principal amount of $24,137 originally due October 8, 1995, and a loan to Mr. Simpson in the principal amount of $19,089 originally due September 25, 1995.

     Under the Plan, at the discretion of the Compensation Committee, optionees may pay for shares purchased upon exercise of an option by delivery of a promissory note made payable to the Company. In fiscal 1995, for the purpose of exercising an option to purchase shares of the Company's Common Stock, Mr. Hessler delivered to the Company five-year promissory notes bearing interest at the rate of 6% per annum in the principal amounts of $54,625, for the purchase price of such shares, and $4,990, for the payment of taxes due upon exercise of the option.

     On August 22, 1990, Mr. Ashton had outstanding deferred payments on options totalling $831,250, which were then due the Company. On that date, Frank's made a loan to Mr. Ashton in the amount of $831,250, the proceeds of which were used to pay the outstanding deferred payments due the Company. The loan from Frank's was evidenced by a promissory note bearing interest at the rate of 6% and payable in full on August 22, 1995 (the "Old Note"). Mr. Ashton elected to prepay $177,294 of the Old Note in March, 1991 and $25,000 in February, 1992. On August 22, 1995, Frank's authorized the cancellation of the Old Note and the issuance of a new loan to Mr. Ashton due August 22, 2000 in the principal amount of $628,956, bearing interest at 6% per annum, subject to Mr. Ashton's payment of interest on the Old Note in the amount of $8,479.

     On March 7, 1991, Mr. Ashton elected to defer the payment of the purchase price from the exercise of options for 225,000 shares of Common Stock in the amount of $1,381,253, which was due March 6, 1996. Mr. Ashton elected to prepay $25,000 of this loan in March, 1993. On March 6, 1996, Frank's made a loan to Mr. Ashton in the amount of $1,356,253, the proceeds of which were used to pay the outstanding deferred payments due the Company. The loan from Frank's is evidenced by a promissory note bearing interest at the rate of 6% and payable in full on March 6, 2001.

     On December 30, 1992, Mr. Ashton elected to defer the payment of the purchase price from the exercise of options for 60,000 shares of Common Stock in the amount of $495,000 which is due December 29, 1997.

     See page 15 of this Proxy Statement for a description of certain transactions involving the Company and Mr. Alden, a member of the Board of Directors and Compensation Committee.

                       2. RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board has appointed the firm of Price Waterhouse LLP as its independent accountants for the fiscal year ending January 26, 1997, subject to ratification of its appointment by the Company's shareholders. Price Waterhouse LLP has been serving the Company and its subsidiaries for over 80 years, and the Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, at which time he or she will be given an opportunity to make a statement and respond to appropriate questions from shareholders.

     Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. If the shareholders should not ratify the appointment of Price Waterhouse LLP, the Board will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

         3. PROPOSAL TO ADOPT AND APPROVE THE 1996 STOCK INCENTIVE PLAN

     The Board of Directors believes that it is important for the Company and its subsidiaries to attract and retain the services of officers and other key employees of exceptional competence, and to encourage those persons to continue to use their best efforts on behalf of the Company. In the judgment of the Board, these objectives are best met by providing those key persons who are important to the Company's sustained growth with a proprietary interest and incentive to contribute to the success of the Company through ownership of shares of the Company's Common Stock. The Company's Amended and Restated 1986 Stock Incentive Plan (the "1986 Plan") expired by its terms on March 19, 1996. On February 28, 1996, the Board adopted the 1996 Stock Incentive Plan (the "1996 Plan") to take effect on March 1, 1996, subject to shareholder approval at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required for approval of the 1996 Plan.

                                 THE 1996 PLAN

     The principal features of the 1996 Plan, which is set forth in full in Exhibit A to this Proxy Statement, are summarized below. Such summary is qualified in its entirety by reference to the full text of the 1996 Plan.

ADMINISTRATION

     The 1996 Plan provides that it shall be administered and interpreted by a committee of the Board (the "Committee"). The Committee shall serve at the pleasure of the Board, and shall consist of two or more directors who are disinterested persons. The Board has appointed the Compensation Committee as the Committee. Except as expressed in the 1996 Plan, the number of shares covered by the awards, and the other terms and the timing of the grants are to be determined by the Committee in its discretion.

SHARES SUBJECT TO THE 1996 PLAN

     The stock to be offered under the 1996 Plan consists of shares of the Company's Common Stock, $1.00 par value. The average of the high and low sales prices of the Common Stock on the New York Stock Exchange -- Composite Transactions Index on April 1, 1996 was $3.8125 per share. The aggregate number of shares of the Company's Common Stock which may be issued under the 1996 Plan is 2,500,000 (subject to certain adjustments for stock splits, stock dividends, recapitalizations and the like). The shares may be authorized and unissued shares or previously issued shares held in the Company's treasury, or both. If an option or, in some cases, a stock appreciation right ("SAR") expires or terminates for any reason prior to the termination of the 1996 Plan without having been exercised in full, the unpurchased shares subject thereto shall become available for subsequent awards under the 1996 Plan.

GRANTS TO PARTICIPANTS

     The 1996 Plan authorizes the Committee to grant the following: (a) "incentive stock options" pursuant to Section 422 of the Internal Revenue Code, as amended (the "Code"); (b) nonqualified stock options, which do not provide the optionee with tax benefits of incentive stock options; (c) shares of Common Stock subject to restrictions which may result in forfeiture of the Common Stock ("Restricted Stock"); and (d) SARs to those individuals eligible to receive options, either separately or in conjunction with specific options granted under the 1996 Plan. Any unexercised nonqualified stock option granted originally without an SAR under the 1996 Plan may be subsequently amended by the Committee to attach an SAR.

ELIGIBILITY; AMOUNTS AWARDED

     Only officers and other key employees of the Company (including directors who are employees of the Company) are eligible for grants under the 1996 Plan. The selection of such officers and key employees for grants under the 1996 Plan is within the discretion of the Committee. In addition, at no time can the aggregate (without duplication) of the number of:

          (a) shares of Common Stock (including Restricted Stock) issued under the 1996 Plan,

          (b) shares of Common Stock subject to options or SARs deemed exercised because cash settlement has been paid,

          (c) shares of Common Stock for which exercised SARs were granted,

          (d) shares of Common Stock reserved for outstanding but unexercised options granted under the 1996 Plan, and

          (e) shares of Common Stock reserved for outstanding SARs granted under the 1996 Plan not in conjunction with options exceed 2,500,000 in total, or 625,000 for any one person, subject to certain adjustments.

     The Committee's designation of a participant in any year does not require the Committee to designate such person to receive an award in any other year. The Committee has made no determination regarding the selection of particular participants to receive awards or the nature of any awards to be granted under the 1996 Plan, and it is not determinable what, if any, awards the Committee may have granted under the 1996 Plan had it been in effect in fiscal 1995.

ADJUSTMENTS OR CHANGES IN CAPITALIZATION

     Outstanding options, shares of Restricted Stock, SARs and the number of shares reserved for the 1996 Plan may be adjusted, in the Committee's discretion, to reflect changes in the corporate or capital structure of the Company (as described in the 1996 Plan). Such adjustments are to be pro-rata providing equivalent treatment to all holders of Common Stock, options and SARs.

STOCK OPTIONS

     Stock options granted under the 1996 Plan may be in the form of incentive stock options or non-qualified stock options. The option exercise price will be determined by the Committee, but shall be not less than the fair market value of the Common Stock at the time the option is granted.

     Common Stock purchased upon the exercise of an option must be paid for in cash, Common Stock, a combination of cash and Common Stock or, at the discretion of the Committee, by promissory notes, unless the Committee provides for some other manner of payment. In the discretion of the Committee, any option granted under the 1996 Plan may be deemed exercised by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to the optionee's broker to deliver to the Company sufficient cash on the date of exercise to pay the exercise price and any applicable taxes in accordance with a written agreement between the Company and the broker.

     Options may be exercised at such time or times, not more than ten years after the grant, as the Committee may prescribe in the stock option agreement entered into in connection with the granting of stock options. The Committee may determine an appropriate time period during which an optionee may exercise his or her option after the optionee's employment is terminated. To qualify for the favorable tax benefits described hereinafter, an incentive stock option must be exercised by the optionee (except in the case of the optionee's death) only (a) while the optionee is employed by the Company, (b) within the three months following the optionee's termination of employment or retirement, or (c) within the twelve months following the optionee's disability (as defined in the Code).

ASSIGNABILITY OF OPTIONS

     Options under the 1996 Plan and all rights thereunder are non-assignable and non-transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, the option may be exercised only by the optionee.

APPRECIATION DISTRIBUTION IN LIEU OF COMMON STOCK

     Under the 1996 Plan, the Committee may, at its discretion, require that, upon the exercise of an option, an optionee receive, in lieu of Common Stock, cash in an amount equal to the difference between the fair market value of the underlying shares on the date of exercise and the option price. In the event of such a cash payment to the optionee, the unpurchased shares subject to such options shall be deemed to have been exercised.

FEDERAL INCOME TAX CONSEQUENCES: NONQUALIFIED STOCK OPTIONS

     An employee receiving a nonqualified stock option under the 1996 Plan does not realize taxable income upon the grant of the option but realizes ordinary income upon its exercise to the extent that the fair market value on the date of exercise exceeds the option price. The Company may concurrently deduct for tax purposes an amount equal to the ordinary income realized by the optionee, subject to certain Code requirements and limitations. If payment of the option price is made in cash, the optionee's basis in the stock acquired will equal the cash paid plus the amount of ordinary income realized by reason of the exercise. If payment is made in Common Stock, the optionee will retain the optionee's basis for the shares delivered as to an equal number of shares received; the basis of the remaining shares received will be equal to the fair market value of those shares on the date of exercise. Upon a subsequent disposition of the shares acquired pursuant to a nonqualified option, the optionee will recognize capital gain or loss to the extent of the difference between the optionee's basis in the Common Stock and the amount received upon its disposition.

FEDERAL INCOME TAX CONSEQUENCES: INCENTIVE STOCK OPTIONS

     Neither the grant nor the exercise of an incentive stock option results in taxable income to an optionee; provided, however, that the difference between the exercise price and the fair market value of the shares on the date of exercise is a tax preference item that may subject the optionee to the alternative minimum tax in the year of exercise. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option during the statutory holding period, any gain or loss upon subsequent sale of the stock will be long-term capital gain or loss. The statutory holding period is one year from the date the stock is transferred to the optionee pursuant to the exercise of the option, but in no event less than two years from the date the option is granted. The foregoing statutory holding period is waived for exercises and sales after the optionee's death. Generally, if payment is made in cash, the optionee will have a basis in the shares purchased equal to the cash paid, i.e., the option price. If payment is made in Common Stock, the optionee will retain the optionee's basis for the shares delivered as the optionee's basis for an equal number of shares received; the basis for the remaining shares received will be zero. The Company may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the Common Stock received upon exercise if the optionee's sale results in long-term capital gain or loss.

SARS

     SARs provide the holder with an alternative to purchasing Common Stock upon exercise of options. If SARs are granted in conjunction with options, the SARs will be exercisable only to the extent, and with respect to, the number of shares that the options to which they relate are exercisable. Upon the exercise of such tandem SARs, the options to which they relate will be deemed to have been exercised.

     Upon the exercise of an SAR, the holder will receive an amount equal to the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the per share exercise price of the SAR. (If an SAR is granted in connection with an option, the SAR exercise price will be the option price of that option.) This amount will be paid in cash, in Common Stock or in a combination of cash and Common Stock, as the Committee deems appropriate. The number of shares for which an exercised SAR was granted shall not be available under the 1996 Plan for future awards of SARs, options or Restricted Stock.

     Upon the exercise of an SAR, the holder will generally realize ordinary income for federal income tax purposes to the extent of the value of the shares or cash or both which the holder receives, and the Company will be entitled to claim a deduction in the same amount.

RESTRICTED STOCK

     The 1996 Plan also authorizes the Committee to award Restricted Stock subject to such limitations, restrictions and other terms and conditions (including conditions under which there may be a substantial risk of forfeiture) as it may deem appropriate at the time of issuance of such shares. Shares of Restricted Stock that are returned to the Company because of forfeiture conditions shall be available for subsequent awards provided the recipient never acquired benefits of ownership, including the payment of a stock dividend (but excluding the right to vote).

     For federal income tax purposes, the receipt of Restricted Stock by the employee generally will not result in the realization of taxable income unless the employee files an election to pay income tax on the Restricted Stock currently. In the absence of such an election, the Restricted Stock generally will become taxable as ordinary income to the extent of the market value of the Common Stock at the time the restrictions lapse. Any appreciation that occurs in the value of Common Stock after the lapse of the restrictions will be taxed at long-term capital gains rates if such Common Stock is held for more than one year following either the lapse of restrictions or the date the Restricted Stock was transferred to an employee who made an election to pay income tax on a current basis, whichever is applicable.

FINANCIAL ASSISTANCE TO PARTICIPANTS

     The Committee may authorize loans to purchase Common Stock upon the exercise of an option granted under the 1996 Plan and/or to pay taxes incurred in connection with the exercise of options or SARs or by reason of an award of Restricted Stock or the lapse of restrictions thereon. Such loans will bear interest at rates, and will contain such other terms, as the Committee may determine in its discretion.

CHANGE IN CONTROL

     In the event of a change in control of the Company (as defined in the 1996
Plan), unless otherwise directed by a resolution of the Board adopted by the affirmative vote of a majority of directors who were directors prior to such change in control, all outstanding options and SARs shall become exercisable, and all restrictions on Restricted Stock shall lapse, 30 days after the event.

TERMINATION AND AMENDMENT OF THE 1996 PLAN

     The 1996 Plan will terminate on February 28, 2006, unless terminated by the Board prior to such date. Any such termination shall not affect any options, SARs or Restricted Stock then outstanding under the 1996 Plan. The Committee or the Board generally may amend, modify or discontinue the 1996 Plan but may not, without shareholder approval, (i) materially increase the benefits accruing to participants under the 1996 Plan, (ii) materially increase the number of securities which may be issued under the 1996 Plan, (iii) materially modify the requirements for eligibility for participation in the 1996 Plan, or (iv) effect other changes for which shareholder approval would be required under Rule 16b-3(b) under the Exchange Act. No amendment to or discontinuance or termination of the 1996 Plan shall adversely affect any then-outstanding awards under the 1996 Plan without the holder's consent.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE GENERAL HOST CORPORATION 1996 STOCK INCENTIVE PLAN.

                         SHAREHOLDER PROPOSALS FOR 1997

     Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by December 12, 1996. Reference is also made to Section 13 of the Company's By-Laws regarding nomination of directors as discussed on page 5 of this Proxy Statement.

                              COST OF SOLICITATION

     All expenses in connection with the solicitation of proxies will be borne by the Company. The Company has retained Kissel-Blake Inc. to assist in the solicitation of proxies, for which such firm will receive aggregate fees of approximately $10,500, plus reasonable out-of-pocket expenses. In addition, the Company intends to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the beneficial owners of such stock, pursuant to the rules of the New York Stock Exchange and the Pacific Stock Exchange, upon which the Company's Common Stock is listed. The Company will reimburse such brokerage houses, custodians, nominees and others for their out-of-pocket expenses, including reasonable clerical expenses, if any. Proxies may also be solicited by mail, personal solicitation, telephone or telegraph by employees of the Company.

                                 OTHER MATTERS

     While the Board knows of no other business to be presented at the Annual Meeting, it is intended that the shares represented by the proxies solicited will be voted on any other matters that may properly come before the meeting, or any adjournment thereof, in accordance with the discretion of the proxy holders.

                                          By order of the Board of Directors,

                                            J. THEODORE EVERINGHAM,
                                              Secretary

Stamford, Connecticut
April 11, 1996
                             ----------------------

     The Annual Report to Shareholders for the fiscal year ended January 28, 1996, which includes financial statements, has been mailed to shareholders together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                                                                       EXHIBIT A

                            GENERAL HOST CORPORATION
                           1996 STOCK INCENTIVE PLAN

SECTION 1. PURPOSES, EFFECTIVE DATE AND ELIGIBILITY.

     1.1 The purposes of the General Host Corporation 1996 Stock Incentive Plan (the "Plan") are to promote the interests of General Host Corporation and its subsidiaries (the "Company", which term shall also refer only to General Host Corporation when the context so requires) and its shareholders by attracting and retaining officers and other key employees of exceptional ability; to maximize the Company's long-term success and return to shareholders; to provide officers and other key employees important to the Company's sustained growth with a proprietary interest and greater incentive to contribute to the success of the Company through ownership of Company shares; and to provide long-term incentive opportunities for officers and other key employees which are competitive with those offered by other corporations in the businesses and geographic areas in which the Company operates. Under the Plan, the Committee (as defined in Section 3.1) may make awards ("Awards") of stock options ("options"), Restricted Stock (as defined in Section 10) and SARs (as defined in Section 7).

     1.2 Subject to adjustment as provided in Section 8, the aggregate number of shares of common stock (par value $1.00 per share) of the Company ("Common Stock") available for Awards under the Plan (including the number of SARs not issued in connection with options pursuant to Section 7) shall not exceed 2,500,000. The Plan shall be effective on March 1, 1996, subject to approval by the shareholders of the Company at the 1996 Annual Meeting of Shareholders. Any Award granted under the Plan prior to such shareholder approval shall be conditioned on such approval, and no such option or SAR may be exercised and no such Restricted Stock may be issued or transferred prior to such approval.

     1.3 Any officer or other key employee of the Company is eligible to receive an Award.

SECTION 2. AWARDS.

     Awards under the Plan may be in the form of options, Restricted Stock or SARs. Options under the Plan may be incentive stock options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended and as may be amended from time to time (the "Code") ("Incentive Stock Options"), or options which are not Incentive Stock Options ("Nonqualified Stock Options"). The shares of Common Stock subject to option or to be issued as Restricted Stock under the Plan may be authorized but unissued stock, previously issued stock held in the Company's treasury, or both. There shall be reserved at all times under the Plan a number of shares equal to the maximum number of shares which may be issued under the Plan including, for this purpose, as reserved that number of shares related to outstanding SARs not issued in conjunction with options. If an option or SAR shall expire or be terminated for any reason prior to the termination of the Plan without having been exercised in full, the unexercised shares subject thereto shall become available for other Awards under the Plan. SARs may be granted under the Plan, either separately or in conjunction with options, subject to the provisions of Section 7.

SECTION 3. ADMINISTRATION OF THE PLAN.

     3.1 The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors" or the "Board") which the Board shall appoint. The Committee shall consist of not less than two Directors serving at the pleasure of the Board. Each member of the Committee shall be a "disinterested person" as such term is used in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor definition adopted by the SEC.

     3.2 Subject to the provisions of Section 15.3, the Committee shall have full power and authority to construe, interpret and modify the Plan and may, in its absolute discretion, waive or make appropriate adjustments with respect to the terms of the Plan (and any agreements entered into pursuant to the Plan) and their applicability to any or all persons eligible to participate in the Plan whenever in its opinion circumstances warrant, including the determination of the number of shares and purchase price of stock covered by each Award; the individuals to whom Awards shall be granted and the time or times when Awards shall be exercisable; whether an option shall be an Incentive Stock Option or a Nonqualified Stock Option; the terms and provisions of the respective option agreements, SAR agreements and Restricted Stock agreements, which need not be identical; and all such other determinations and actions deemed necessary or advisable for the administration of the Plan. All determinations by the Committee as to the interpretation and application of the Plan shall be conclusive and binding upon all employees.

     3.3 All costs and expenses involved in administering the Plan as provided for herein, or incident thereto, shall be paid by the Company.

     3.4 It is intended that the Plan satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act. Each provision of the Plan shall be construed so as to satisfy such conditions. In the event that any provision of the Plan cannot be so construed, such provision shall be disregarded and of no force or effect.

SECTION 4. ELIGIBILITY FACTORS TO BE CONSIDERED IN GRANTING AWARDS.

     4.1 Options may be granted under the Plan only to officers and key employees (who also may be directors) of the Company. In selecting the individuals to whom Awards are to be granted, as well as in determining the number of shares subject to each Award, the Committee shall consider the positions and responsibilities of the individuals being considered, the nature of the services and the accomplishments of each, the value to the Company of their services, their present and potential contributions to the success to the Company and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan. More than one Award may be granted to a single individual; provided, however, that in the case of a grant of an Incentive Stock Option, the aggregate fair market value of Common Stock (determined as of the grant dates) with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000 (or such greater amount as may be permitted by the Code). If the limitation imposed in the preceding sentence (the "$100,000 ISO Limitation") is exceeded inadvertently, any shares with respect to which an Incentive Stock Option first becomes exercisable in any one calendar year in excess of the $100,000 ISO Limitation shall be treated as shares subject to a Nonqualified Stock Option.

     4.2 At no time can the aggregate (without duplication) of the number of:

          (a) shares of Common Stock (including Restricted Stock) issued under the Plan,

          (b) shares of Common Stock subject to options or SARs deemed exercised pursuant to Section 5.5 or Section 7.2,

          (c) shares of Common Stock for which exercised SARs were granted,

          (d) shares of Common Stock reserved for outstanding but unexercised options granted under the Plan and

          (e) shares of Common Stock reserved for outstanding SARs granted under the Plan not in conjunction with options exceed 2,500,000 in total or 625,000 for any one person, subject to adjustment as set forth in Section 8 below.

SECTION 5. TERMS OF THE OPTIONS.

     5.1 The purchase price of Common Stock covered by each option shall be determined by the Committee, but in no event shall the purchase price be less than the Fair Market Value of the Common Stock on the date the option is granted. The "Fair Market Value" of Common Stock shall be the average of the highest and lowest selling prices for one share of Common stock on the New York Stock Exchange -- Composite Transactions Index on the applicable date or, if the Common Stock does not trade on the New York Stock Exchange on that date, on the next preceding day on which it did so trade.

     5.2 The term of each option granted hereunder shall be for such period as the Committee shall determine not exceeding ten years and shall be subject to earlier termination as hereinafter provided. Except as hereinafter provided, each option shall be exercisable in whole or in part at such time or times and subject to such conditions, if any, as the Committee may provide in the option agreement.

     5.3 An option granted under the Plan shall by its terms be non-transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised during the life of the optionee only by the optionee.

     5.4 Except as otherwise specifically permitted by the Committee pursuant to
Section 9, no option shall be exercisable at any time unless the holder thereof shall then be employed by the Company. The holder of an option shall not have any rights as a shareholder with respect to the shares covered by his or her option until such shares shall be issued to him or her upon the due exercise of the option.

     5.5 The Committee may, in its discretion, determine that upon exercise of an option, the optionee shall receive in lieu of Common Stock, in whole or in part, cash equal to the amount by which the Fair Market Value of the Common Stock for which the option is being exercised exceeds the option price, and no payment shall be required from the optionee except as provided pursuant to
Section 16. For purposes of administering the Plan, options for which cash has been paid pursuant to this Section 5.5 shall be deemed to have been exercised.

SECTION 6. PAYMENT FOR OPTION SHARES.

     6.1 Payment for all shares purchased must be made in full at the time of the exercise of the option in (a) cash, (b) Common Stock, (c) a combination of cash and Common Stock, or (d) at the discretion of the Committee on a case-by-case basis, promissory notes. The Committee in its discretion also may provide for another manner of payment.

     6.2 In the discretion of the Committee as set forth in an option agreement, any option granted under the Plan may be deemed exercised by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to the optionee's broker (in form and substance satisfactory to the Company) to deliver to the Company sufficient cash on the date of exercise to pay the exercise price and any applicable income and employment withholding taxes in accordance with a written agreement between the Company and the broker.

SECTION 7. STOCK APPRECIATION RIGHTS.

     7.1 The Committee, in its discretion, may grant Stock Appreciation Rights ("SARs") to those individuals eligible to receive options under the Plan, either separately or in conjunction with, and in direct relation to, specified options or portions of options granted pursuant to the Plan. Any unexercised Nonqualified Stock Option granted originally without SARs under the Plan may be subsequently amended to attach SARs to such Nonqualified Stock Option.

     7.2 If an SAR is granted in connection with an option, the SAR will be exercisable only to the extent that the option to which it relates is exercisable, and for purposes of Section 4.2 hereof, the exercise of such option shall cause the related SAR to be deemed also to have been exercised. Conversely, for purposes of Section 4.2 hereof, the exercise of an SAR issued in connection with an option shall cause such related option to be deemed also to have been exercised. The exercise price of an SAR granted in connection with an option shall be the option price under the related option. The exercise price of an SAR not granted in connection with an option shall be determined by the Committee, but in no event shall the exercise price be less than the Fair Market Value of a share of the Company's Common Stock on the date such SAR is granted.

     7.3 Upon the exercise of an SAR, the holder will receive an amount equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the per share exercise price of the SAR or, if an SAR is granted in connection with an option, the option price per share of that option. Such amount will be paid in cash, in Common Stock or in a combination of cash and Common Stock, as the Committee deems appropriate. The number of shares of Common Stock for which the exercised SAR was granted shall not be available under the Plan for future Awards regardless of the number of shares, if any, actually issued upon the exercise of an SAR.

     7.4 No SAR shall be exercisable for complete or partial settlement in cash unless both of the following conditions are met: (i) Six months have elapsed following the date such SAR was granted, and (ii) such exercise satisfies the conditions (with respect to the timing of the election to so exercise) of Rule 16b-3(e)(3) under the Exchange Act.

     7.5 If an SAR not granted in connection with an option shall expire or be terminated for any reason prior to the termination of the Plan without having been exercised in full, the shares covered by the unexercised SAR shall become available for other Awards under the Plan.

     7.6 At the request of the Committee, each recipient of an SAR shall enter into an agreement with the Company which shall contain such provisions, consistent with the provisions of this Plan, as may be established from time to time by the Committee or which may be advisable to comply with applicable laws.

     7.7 The term of each SAR granted hereunder shall be for such period as the Committee shall determine not exceeding ten years and shall be subject to earlier termination as hereinafter provided.

     7.8 An SAR granted under the Plan shall by its terms be non-transferrable otherwise than by will or the laws of descent and distribution, and an SAR may be exercised during the life of the holder only by the holder.

     7.9 Except as otherwise specifically permitted by the Committee pursuant to
Section 9, no SAR shall be exercisable at any time unless the holder thereof shall then be employed by the Company.

SECTION 8. STOCK ADJUSTMENT AND NUMBER OF SHARES.

     8. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, the Committee shall, at the time of such event or at a subsequent time, make such adjustment or adjustments as it may in its discretion deem appropriate in the number and kind of shares authorized by the Plan and covered by outstanding Awards; provided, however, that such adjustments must be in the nature of pro rata anti-dilution adjustments which provide for the equivalent treatment of all holders of the Company's Common Stock, options and SARs. Without limiting the preceding sentences in any respect, in the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding Common Stock), the Committee prior thereto in its discretion may provide that holders of options and SARs granted pursuant to the Plan shall have the right thereafter and during the term of each such option and SAR to receive upon exercise of such option and SAR, or any portion thereof (subject to the provisions of the applicable option and SAR agreement), for each share of Common Stock as to which the option and SAR shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof, which would have been received upon such merger, consolidation or combination by a party holding one share of Common Stock immediately prior to such merger, consolidation or combination. In the event of a merger, consolidation or combination in which the consideration issued with respect to shares of Common Stock is a combination of different types of property, the Committee may designate the property or combination of property to be received upon the exercise of an option and SAR outstanding under the Plan.

SECTION 9. TERMINATION OF EMPLOYMENT.

     The Committee, in its sole discretion, may determine an appropriate time period during which an individual may exercise an option or SAR after the individual terminates employment with the Company. Notwithstanding the foregoing, in no event may an option or SAR be exercised after the expiration of its term. Nothing in the Plan or in any agreement entered into with any officer or employee pursuant to the Plan shall confer upon such officer or employee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate his or her employment at any time.

SECTION 10. RESTRICTED STOCK AWARDS.

     10.1 The Committee from time to time may make an incentive award in Common Stock (the "Restricted Stock") to those persons described in Section 4 in accordance with such procedures as the Committee may adopt, which award shall be subject to such limitations, restrictions and other terms and conditions (including conditions under which there may be a substantial risk of forfeiture) as the Committee from time to time may prescribe.

     10.2 Certificates for Restricted Stock so awarded shall be registered in the name of the recipient who shall have all of the rights of a shareholder with respect thereto, including without limitation the right to vote and receive all dividends or other distributions made or paid with respect thereto. All such Restricted Stock and any new, additional or different securities the recipient may become entitled to receive with respect to such stock by virtue of a transaction described in Section 8 or any other change in corporate or capital structure of the Company shall be subject to the restrictions imposed by the Committee pursuant to this Section.

     10.3 Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by the holder until the restrictions thereon lapse, except by gift to a member of the holder's family or other person permitted under the Committee's rules. In the event of such gifts, the shares so given shall remain subject to the same restrictions.

     10.4 At the request of the Committee, each recipient of Restricted Stock shall enter into an agreement with the Company which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Committee or which may be advisable in the judgment of the Committee to comply with applicable laws.

     10.5 Certificates issued in respect of Restricted Stock may bear a legend referring to the foregoing restrictions, including restrictions as to substantial risk of forfeiture and to transferability.

     10.6 Shares of Restricted Stock that are returned to the Company because of forfeiture conditions in the Committee's rules or in an Award of Restricted Stock shall again be available for the Awards under the Plan provided that the recipient never acquired benefits of ownership, including the payment of a stock dividend (but excluding the right to vote).

SECTION 11. LISTING AND REGISTRATION.

     If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of any shares covered by the Plan upon any national securities exchange or under any federal, state, local or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Plan, then, notwithstanding any other provision of the Plan to the contrary, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

SECTION 12. FINANCING.

     The Committee at its discretion may authorize loans to individuals, including directors of the Company, to finance the exercise of options under the Plan and the payment by the individual of any income taxes incurred by reason of his or her exercise of options or SARs or by reason of an award of Restricted Stock or the lapse of restrictions thereon. The Committee shall cause each such loan to be evidenced by a promissory note executed by the such individual and bearing interest at rates prescribed by the Committee from time to time and repayable on such terms, and with such collateral, or without collateral, as the Committee determines.

SECTION 13. CHANGE IN CONTROL OF THE COMPANY.

     In the event of a change in control of the Company, unless directed otherwise by a resolution of the Board of Directors adopted by the affirmative votes of a majority consisting entirely of directors who were directors before such change in control occurred, all of an individual's outstanding options and SARs shall become exercisable, and any restrictions remaining on a holder's shares of Restricted Stock shall lapse, thirty (30) days after such event. For purposes of this Plan, "change in control" means that:

          (a) 20% or more of the Company's voting stock has been acquired by any person (as defined by Section 3(a)(9) of the Exchange Act) other than directly from the Company;

          (b) There has been a merger or equivalent combination in which 49% or more of the voting stock of the surviving corporation is issued for reasons other than that the recipients were shareholders of the Company; or

          (c) 20% or more of the directors elected by shareholders to the Board of Directors of the Company are persons who were not nominated by management in the most recent proxy statement of the Company.

SECTION 14. QUALIFICATION AS INCENTIVE STOCK OPTIONS.

     The Company intends that the provisions of the Plan and each option agreement applicable to Incentive Stock Options shall conform to, and that Incentive Stock Options granted under the Plan shall qualify as Incentive Stock Options under, the Code. Any provisions of this Plan or any option agreement with respect to Incentive Stock Options that cannot be so conformed shall be disregarded or modified to the extent necessary to so conform. In the event of amendment of the provisions of the Code applicable to Incentive Stock Options, the Board of Directors or the Committee may amend the Plan to conform to any such amendment.

SECTION 15. AMENDMENTS, DISCONTINUANCE AND TERMINATION.

     15.1 Subject to the provisions of Section 15.2 and 15.3, either the Committee or the Board from time to time may amend, modify or discontinue the Plan or any provision thereof and, with the consent of an optionee or a holder of an SAR or Restricted Stock, modify the terms and conditions of his or her Award in such manner as may be deemed advisable. In addition, either the Committee or the Board shall have the right, in its discretion, to cancel by mutual agreement with holder of the Award any outstanding Awards and to issue new Awards replacing them on such terms and conditions as the Committee deems appropriate, including terms providing for an increase or decrease in the exercise price or number of shares subject to the Award or any other variation in terms and conditions of the Award previously in effect.

     15.2 No amendment to or discontinuance or termination of the Plan shall, without the written consent of the optionee or the holder of and SAR or Restricted Stock, adversely affect any options, SARs or Restricted Stock then outstanding under the Plan. The Board of Directors, if it so elects, may withdraw administration of the Plan from the Committee; provided, however, that such withdrawal does not cause the Plan to lose its exempt status under Rule 16b-3 under the Exchange Act. The Plan shall continue until February 28, 2006, unless terminated earlier by the Board of Directors.

     15.3 Notwithstanding Section 3.2, no modifications or amendments shall be made to the Plan without approval of the security holders of the Company as required by Rule 16b-3(b) under the Exchange Act if such modification or amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, (iii) materially modify the requirements for eligibility for participation in the Plan or (iv) effect other changes for which shareholder approval would be required under Rule 16b-3(b) under the Exchange Act.

SECTION 16. WITHHOLDING TAXES.

     The Company shall have the right (a) to require the holder of an option to make payments in cash or Common Stock to the Company upon the exercise of an option granted under the Plan in connection with any obligation of the Company to withhold taxes upon such exercise, and such payments shall be a condition precedent to the delivery to the optionee of a certificate of Common Stock pursuant to the exercise of the option, and (b) to make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes in connection with any grants of SARs or awards of Restricted Stock made pursuant to the Plan.

SECTION 17. APPLICABLE LAW.

     This Plan and all actions taken hereunder shall be governed by the laws of the State of New York.

- - --------------------------------------------------------------------------------

     PROXY
                 GENERAL HOST CORPORATION--1996 ANNUAL MEETING

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints HARRIS J. ASHTON, J. THEODORE EVERINGHAM and JAMES R. SIMPSON and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned, including the right to cumulate votes in the election of directors for such of the nominees as the proxies in their discretion may deem appropriate (subject to any limitations on such authority as may be indicated on the reverse side hereof), at the Annual Meeting of Shareholders of General Host Corporation, to be held at the South Bend Marriott Hotel, 123 North St. Joseph Street, South Bend, Indiana 46601 on May 16, 1996, at 9:00 A.M., and any adjournment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for said meeting, receipt of which is hereby acknowledged.
                         ------------------------------

     This proxy will be voted "FOR" Proposals 1, 2 and 3 unless instructions to the contrary are indicated. In addition, this proxy will be voted in accordance with the judgment of the proxy holders upon such other matters as may properly come before, or incident to, the conduct of the meeting, or any adjournment thereof.
     Should any management nominee become unable to accept nomination or election, this proxy will be voted for a substitute nominated by the Board of Directors.

              (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE.)
- - --------------------------------------------------------------------------------
/ /
          ------------                 ------------
          ACCOUNT NUMBER                  COMMON
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS:

- - ------------------------------------------------------------------------------------------------------------------------------------
1. Election of the following three Directors to hold office until 1999:           2. Ratification of appointment of Price Waterhouse
   Harris J. Ashton, Christopher A. Forster and S. Joseph Fortunato.                 LLP as independent accountants for 1996.
                    FOR                   WITHHELD                                   FOR         AGAINST          ABSTAIN
                     0                        0                                       0             0                0

                                                                 (To withhold     3. Adoption by the Company of the 1996
                                                                 authority to        Stock Incentive Plan.
                                                                 vote for any
                                                                 individual
                                                                 nominee write
                                                                 that nominee's
                                                                 name on the
                                                                 space below.)
                                                                                     FOR         AGAINST          ABSTAIN
                                                                 ---------------      0             0                0
- - ------------------------------------------------------------------------------------------------------------------------------------
                                                                      Dated                                               , 1996
                                                                            ----------------------------------------------


                                                                      --------------------------------------------------------------
                                                                                                (Signature)


                                                                      --------------------------------------------------------------
                                                                                                (Signature)


                                                                     The signature on this proxy should correspond exactly with the  name stenciled hereon. For joint accounts, each joint owner should sign. Persons signing as attorney, executor,
                                                                     administrator, trustee or guardian and corporate officers
 PLEASE MARK  YOUR CHOICE LIKE THIS  / / IN BLUE OR  BLACK INK.      should give their full titles.
- - ------------------------------------------------------------------------------------------------------------------------------------


PROXY

                 GENERAL HOST CORPORATION--1996 ANNUAL MEETING

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

The undersigned hereby appoints HARRIS J. ASHTON, J. THEODORE EVERINGHAM and JAMES R. SIMPSON and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned, including the right to cumulate votes in the election of directors for such of the nominees as the proxies in their discretion may deem appropriate (subject to any limitations on such authority as may be indicated on the reverse side hereof), at the Annual Meeting of Shareholders of General Host Corporation, to be held at the South Bend Marriott Hotel, 123 North St. Joseph Street, South Bend, Indiana 46601 on May 16, 1996, at 9:00 A.M., and any adjournment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for said meeting, receipt of which is hereby acknowledged.

               (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

                            - FOLD AND DETACH HERE -

                                                           Please mark
                                                            your votes
                                                              as this    /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS:

                    FOR  WITHHELD                        FOR   AGAINST   ABSTAIN
1. Election of the  / /    / /      2. Ratification of   / /     / /       / /
   following three                     appointment
   Directors to                        of Price Waterhouse
   hold office                         LLP as independent
   until 1999: Harris                  accountants for 1996.
   J. Ashton,
   Christopher A.                   3. Adoption by the   / /     / /       / /
   Forster and S.                      Company of the 1996
   Joseph Fortunato.                   Stock Incentive Plan.

(To withhold authority to vote      This proxy will be voted "FOR" Proposals 1,
for any individual nominee          2 and 3 unless instructions to the contrary
write that nominee's name on        are indicated. In addition, this proxy will
the space below.)                   be voted in accordance with the judgment of
                                    the proxy holders upon such other matters as
______________________________      may properly come before, or incident to,
                                    the conduct of the meeting, or any
                                    adjournment thereof. Should any management nominee become unable to accept nomination or election, this proxy will be voted for a substitute nominated by the Board of Directors.

                                        Dated ____________________________, 1996


                                        ________________________________________
                                                      (Signature)


                                        ________________________________________
                                                      (Signature)


                                        The signature on this proxy should
                                        correspond exactly with the name
                                        stenciled hereon. For joint accounts,
                                        each joint owner should sign. Persons
                                        signing as attorney, executor,
                                        administrator, trustee or guardian and
                                        corporate officers should give their
                                        full titles.

                           CG TRUST COMPANY-TRUSTEE
           GENERAL HOST CORPORATION PROFIT SHARING AND SAVINGS PLAN

                 GENERAL HOST CORPORATION-1996 ANNUAL MEETING

             THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS


The undersigned hereby instructs CG Trust Company to vote all the shares of General Host Corporation Common Stock held on my behalf in the General Host Corporation Profit Sharing and Savings Plan, at the Annual Meeting of Shareholders of General Host Corporation, to be held at the South Bend Marriott Hotel, 123 North St. Joseph Street, South Bend, Indiana 46601 on May 16, 1996, at 9:00 A.M., and any adjournment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for said meeting, receipt of which is hereby acknowledged.



              (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

                           - FOLD AND DETACH HERE -

                                                                                                                   PLEASE MARK
                                                                                                                    YOUR VOTES   /X/
                                                                                                                     AS THIS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS:

                                                                  FOR    WITHHELD
1.  Election of the following three Directors to hold              / /     / /
    office until 1999:  Harris J. Ashton, Christopher A.
    Forster and S. Joseph Fortunato.

(To withhold authority to vote for any individual nominee
 write that nominee's name on the space below.)
_________________________________________________________

                                                                  FOR    AGAINST   ABSTAIN
2.  Ratification of appointment of Price Waterhouse LLP           / /     / /       / /
    as independent accountants for 1996.

3.  Adoption by the Company of the 1996 Stock Incentive Plan.    / /     / /       / /

I hereby instruct the Trustee to vote by proxy upon such other matters as may properly come before, or incident to, the conduct of the meeting, or any adjournment thereof.

Should any management nominee become unable to accept nomination or election, the Trustee is instructed to vote by proxy for a substitute nominated by the Board of Directors.


Signature(s) _____________________________________________________________________           Date _______________
             The signature on this card should correspond exactly with the name stenciled hereon.
             Persons signing as attorney, director, administrator, trustee or guardian and corporate officers should give their full titles.
